Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation of reference in this Registration Statement on Form S-8 of our report dated May 26, 2021, relating to the consolidated financial statements of Switchback Energy Acquisition Corp. (as restated), which is contained in that Registration Statement. We also consent to the reference to our Firm under the caption “Experts” in the Registration Statement.

/s/ WithumSmith+Brown, PC

New York, New York

May 27, 2021